            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.


                         SECURITY SYSTEMS HOLDINGS, INC.
                  Senior Subordinated Bridge Note Due June 1997


February 10, 1997                                                   $1,500,000
New York, New York


            FOR VALUE RECEIVED, SECURITY SYSTEMS HOLDINGS, INC., a Delaware corporation (the "Company"), hereby promises to pay to Triton Group Ltd., a Delaware corporation ("Triton"), or its registered successors or permitted assigns (the "Registered Holder"), the lesser of (i) One Million Five Hundred Thousand Dollars ($1,500,000) or (ii) the principal amount outstanding hereunder from time to time on June 30, 1997 (the "Maturity Date"), subject to Section 9 and otherwise in accordance with the provisions of this Note. Borrowings hereunder by the Company in an aggregate amount not exceeding $1,500,000 at any time shall be made on the date hereof and thereafter by delivery to the Registered Holder of written notice not less than three Business Days prior to the date of such borrowing (which shall be a date not later than April 30, 1997) specifying the amount of such borrowing, the date thereof and the wiring instructions therefor. Borrowings hereunder shall not be permitted during the existence of a default hereunder or an Event of Default or an Event of Default under the Credit Agreement (as hereinafter defined). Any amount outstanding hereunder and repaid may not be reborrowed. All borrowings and repayments hereunder shall be evidenced by notations made on the payment grid attached hereto as Annex I, and the notations thereon shall be prima facie evidence of the outstanding principal amount of this Note from time to time.

1. Interest. Interest will accrue on the unpaid principal amount of, and any due and unpaid interest on, this Note from the date hereof at a rate of 11% per annum. Subject to Section 9, the

Company will pay interest in cash in arrears on the first Business Day of each month beginning April 1, 1997, on each prepayment date and on the Maturity Date (as to the amount prepaid or repaid) and thereafter on demand. Interest will be computed on the basis of a 365-day year for the actual number of days elapsed. Upon the occurrence and during the continuance of an Event of Default, interest will accrue on the unpaid principal amount of this Note at 12% per annum.

            2. Method of Payment. On each relevant payment date, the Company will pay in cash the principal of and/or interest on this Note to the Registered Holder of record in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company shall pay principal and interest on this Note by wire transfer of immediately available funds to the account specified by the Registered Holder in a written notice to the Company delivered at least two Business Days prior to such payment date. All payments shall be applied first, to all accrued and unpaid interest herein, and second, to principal.

            3. Prepayment. Subject to Section 9, at its option, the Company may, from time to time, prepay without penalty all or any portion of the principal amount of this Note in cash. Written notice of prepayment under this Section 3 shall be given at least 5 Business Days before the prepayment date set forth in such notice to the Registered Holder at the address provided in or pursuant to
Section 15. Any such prepayment shall be in an amount of at least $50,000 and in integrals of $1,000, or such lesser amount as equals the then outstanding principal amount of this Note being prepaid, and shall be accompanied by the cash payment of all accrued and unpaid interest on the portion of the principal then being prepaid.

Subject to Section 9, once due notice of prepayment is given, the principal amount of this Note (or applicable portion thereof) shall become due and payable on the optional prepayment date.

            4. Repayment. Subject to Section 9, the Company will repay this Note in full, in cash on the Maturity Date at 100% of the outstanding principal amount of this Note plus accrued but unpaid interest thereon to such date; provided, however, that subject to Section 9, in the event that the closing of the merger (the "Merger") of the Company with Triton Acquisition Corp., a wholly-owned subsidiary of Triton, as contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement") dated December 23, 1996, as amended from time to time, occurs (the date of such occurrence being the "Merger Closing Date") on or prior to the Maturity Date, the outstanding principal amount of this Note, together with all accrued interest hereon shall be payable in cash as provided for herein.

            5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Registered Holder as follows:

            (a) Organization of the Company; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.

            (b) Power and Authority. The Company has the full corporate power and authority to issue this Note and to perform each of its obligations hereunder and consummate the transactions contemplated hereby. The issuance by the Company of this Note and the performance by the Company of its obligations hereunder, have been duly and validly authorized by all necessary action of the Board of Directors of the Company, which action is the only corporate action necessary to authorize the issuance of this Note, and the performance by the Company of its obligations hereunder. This Note has been duly and validly issued by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            (c) No Conflicts. The issuance of this Note and the exercise by the Registered Holder of its rights hereunder and the performance by the Company of each of its obligations hereunder do not and will not:

                  (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company;

                  (ii)conflict with or result in a violation or breach of any term or provision of any law or order applicable to the Company or any of its assets and properties; or

                  (iii)(1) conflict with or result in a violation or breach of,
(2) constitute (with or without notice or lapse of time or both) a default under, (3) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (4) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (5) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (6) result in the creation or imposition of any Lien upon the Company or any of its assets and properties under, any contract or license to which the Company is a party or by which any of its assets and properties is bound.

            (d) Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any governmental or regulatory authority on the part of the Company is required in connection with the issuance of this Note and the performance of each of its obligations hereunder.

            (e) Exemption from Registration; Restrictions on Offer and Sale of Same or Similar Securities. Assuming the representations and warranties of the Registered Holder set forth in Section 6 hereof are true and correct in all material respects, the offer and sale to the Registered Holder of this Note is exempt from the registration requirements of the Securities Act. Neither the Company nor any Person authorized to act on its behalf has, in connection with the offer and sale of this Note, engaged in (A) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 501(c) under the Securities Act, (B) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (c) any action that would require the registration under the Securities Act of the offering and sale of this Note, or that would violate applicable state securities or "blue sky" laws. The Company has not made, directly or indirectly, any offer or sale of this Note or of securities of the same or a similar class as this Note if as a result thereof this Note could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

            6. Representations and Warranties of the Registered Holder. The Registered Holder hereby represents and warrants to the Company as follows:

            (a) Purchase for Investment. This Note will be acquired by the Registered Holder for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of this Note in violation of the Securities Act, it being understood that the right to dispose of this Note, shall be entirely within the discretion of the Registered Holder. The Registered Holder represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Securities Act.

The Registered Holder understands that this Note has not been registered under the Securities Act in reliance on an exemption therefrom under Section 4(2) of the Securities Act.

            7. Affirmative Covenants of the Company. The Company covenants and agrees with the Registered Holder that so long as this Note is outstanding, the Company will:

            (a) Reporting Requirements. Furnish to the Registered Holder such regularly prepared financial statements and other books, records and reports of the Company and the Subsidiaries as the Registered Holder may from time to time reasonably request.

            (b) Inspection. Permit the Registered Holder to inspect any of the properties, corporate books and financial records of the Company and the Subsidiaries, to discuss their respective affairs and finances with the responsible officers of the Company and the Subsidiaries and to make extracts from the copies of such books and records, all at such time as the Registered Holder may reasonably request; provided, that the Company may require the Registered Holder to execute a Confidentiality/Non-Disclosure Agreement in form and substance satisfactory to the Company.

            (c) Corporate Existence; Approvals. Except as contemplated under the Merger Agreement, cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of each of the Company and the Subsidiaries and all necessary governmental approvals and licenses and comply with all laws applicable to the Company or the Subsidiaries and comply with all agreements to which the Company or any of the Subsidiaries is a party, the violation of which could have a material adverse effect on the business or financial condition of the Company or the Subsidiaries.

            (d) Taxes. Cause to be paid and discharged all obligations when due and all Taxes imposed upon the Company or the Subsidiaries or upon any property, real, personal or mixed, belonging to the Company or the Subsidiaries, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, would become a material Lien upon such property or any part thereof; provided, however, that neither the Company nor the Subsidiaries shall be required to cause to be paid and discharged any such obligation, Tax or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company or the Subsidiaries, as the case may be, shall set aside on its books adequate reserves, in accordance with generally accepted accounting principles, with respect to such obligation, Tax or claim so contested.

            (e) Insurance. Keep adequately insured by duly licensed insurers all material buildings, inventory and equipment of the Company and the Subsidiaries, and also keep the Company or the Subsidiaries, as the case may be, adequately insured at all times with responsible insurance carriers against liability on account of damage to persons or property and under all applicable workers' compensation laws. All such insurance shall be in such amounts and with such coverage as the Board of Directors determine is consistent with coverage usually carried by corporations of a similar size engaged in the same or similar business similarly situated and as is satisfactory to the Registered Holder.

            (f) Notice of Events of Default. Promptly notify the Registered Holder in writing of any Event of Default (as hereinafter defined), specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

            (g) Maintenance of Properties. Maintain and preserve all of the material properties of the Company and the Subsidiaries necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

            8. Negative Covenants. The Company covenants and agrees with the Registered Holder that so long as this Note is outstanding, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

            (a) Indebtedness. Incur, create, permit to exist or assume directly or indirectly any Indebtedness, other than Indebtedness in existence on the date hereof or any extension thereof and other than as an endorser of negotiable instruments for the payment of money deposited to the Company's bank account for collection in the ordinary course of business.

            (b) Liens, Etc. Mortgage, pledge, assign or otherwise encumber or permit to be encumbered any of the Company's assets, whether now owned or hereafter acquired, or acquire or agree to acquire any property or assets upon conditional sale or other title retention agreement, except for Liens in existence on the date hereof, Liens of the type permitted under Section 6.3(i)-(v) and (ix) of the Credit Agreement and Liens with respect to Indebtedness permitted hereunder.

            (c) Change in Nature of Business. Except as contemplated by the Merger Agreement, engage in any business other than the business currently conducted by the Company and activities reasonably related thereto.

            (d) Dividends, Etc. (i) Prior to June 30, 1997, and (ii) thereafter upon the occurrence and during the continuation of a payment default under this Note, declare or pay any cash or asset dividend on any of its shares or make any other distribution or disposition of assets to stockholders in respect of its shares (or otherwise), or make, or commit to make, any payment on account of the purchase, redemption or other retirement of any of its shares or warrants or options therefor.

            (e) Transactions with Affiliates. Except as contemplated by the Merger Agreement or as permitted under the Credit Agreement, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate on terms less favorable to the Company than the terms which would apply in a similar transaction with a person who is not an Affiliate.

            (f) Conflicting Agreements. After the date hereof, enter into any agreements or arrangements restricting or adversely affecting the Company's right and ability to meet its obligations to the Registered Holder hereunder or under any of the Additional Documents.

            (g) Sale. Except as contemplated by the Merger Agreement, effect a Sale of the Company or any of its respective Subsidiaries or enter into any agreement, arrangement or understanding to do the same.

            9. Subordination.

            (a) The Registered Holder agrees that this Note and all interest accrued thereon and any other amounts owing hereunder,("Subordinated Obligations") shall be Subordinate and Junior in Right of Payment to all Superior Obligations (including any interest accruing on the Superior Obligations, whether prior or subsequent to the commencement of bankruptcy, insolvency or similar proceedings with respect to the Company), together with any and all expenses incurred by the Senior Creditors (as defined below) in collecting all or any of the Superior Obligations. As used herein, "Superior Obligations" shall mean the obligations (including any replacement obligations) of the Company under that certain Guarantee, dated as of September 29, 1994 (as amended, supplemented, replaced, made subject to waiver, or otherwise modified from time to time, the "Guarantee"), in respect of the Obligations (as defined in the Guarantee), in favor of IBJ Schroder Bank & Trust Company, as agent (in such capacity, the "Agent"), under that certain Amended and Restated Term Loan and Acquisition Credit Agreement, dated as of September 29, 1994 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among Alarmguard, Inc. (the "Borrower"), the lenders from time to time parties thereto (the "Lenders") and the Agent, and all other obligations and liabilities of the Company to the Lenders and the Agent (the Lenders and the Agent, or any replacement lenders or agent collectively, the "Senior Creditors"), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Guarantee, the Credit Agreement, the promissory notes from time to time issued pursuant to the Credit Agreement, and any other documents made, delivered or given in connection with any of the foregoing, whether on account of guaranteed obligations, principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Senior Creditors) or otherwise, the principal amount of which obligations under the Credit Agreement shall in no case exceed Thirty-three million dollars ($33,000,000).

            (b) As used in this Note, the term "Subordinate and Junior in Right of Payment" shall mean that:

                  (i) Unless and until the Superior Obligations shall have been terminated and the Obligations shall have been paid in full, the Registered Holder will not take, demand or receive, by set-off, or in any other manner, any payment or security for the whole or any part of the Subordinated Obligations, provided, however, that the Company may pay interest and principal on the Subordinated Obligations when and as, and only when and as, the same becomes due and payable unless (A) a Payment Default (as hereinafter defined) has occurred and such Payment Default is continuing, (B) the Company has received written notice from the Agent that a Financial Covenant Default (as hereinafter defined) has occurred and such Financial Covenant Default is continuing or (C) the Company has received written notice from the Agent that an Other Default (as hereinafter defined) has occurred and such Other Default is continuing. For purposes of this Note (I) a "Payment Default" shall mean a default under Section 7(a) of the Credit Agreement, (II) a "Financial Covenant Default" shall mean a default under Section 6.1 of the Credit Agreement and (III) an "Other Default" shall mean any other Event of Default (as defined in the Credit Agreement) other than Events of Default under Section 5.1 through 5.7 and Section 7(e) of the Credit Agreement (Payment Default, Financial Covenant Default and Other Default are hereinafter collectively referred to as "Credit Agreement Defaults"). Upon a Payment Default, or upon a Financial Covenant Default or Other Default of which the Company is aware, the Company shall give prompt written notice of such event to the Registered Holder. Prohibitions on payments in connection with the Subordinated Obligations are:

                  A. applicable only as long as a Credit Agreement Default is continuing and such payments shall be made immediately following the cure of any such Credit Agreement Default; and

                  B. subject to the limitation that if, within one hundred eighty (180) days of the date that the Registered Holder received notice of a Financial Covenant Default or an Other Default (such 180 day period being hereinafter referred to as the "Standstill Period" and the date of notice of a Financial Covenant Default or an Other Default being hereinafter referred to as a "Notice Date") and the loans outstanding in connection with the Credit Agreement have not been declared by the Agent to be immediately due and payable, then upon the expiration of the Standstill Period the prohibition relating to the existing Financial Covenant Default and/or Other Default shall lapse for the following purposes: (I) the Company shall pay all interest that is then due and owing on the Subordinated Obligations (including all interest that would have been paid but for the Credit Agreement Default) and (II) the Registered Holder shall be entitled to exercise its remedies hereunder or otherwise, subject to the condition that any funds collected in excess of the interest payments due and owing shall be first used to pay off the outstanding Superior Obligations. No facts or circumstances constituting a Credit Agreement Default existing on a Notice Date shall be used as a basis for any subsequent Credit Agreement Default for a period of time beginning on such Notice Date and ending following the 179th consecutive day after the expiration of the Standstill Period unless such prior Credit Agreement Default is cured prior to such subsequent Credit Agreement Default.

                  (ii) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of any property of the Company to any creditor or creditors of the Company by reason of any liquidation, dissolution or other winding-up of the Company, or by reason of any sale, receivership, insolvency or bankruptcy proceeding or assignment for the benefit of creditors or any proceeding by or against the Company for any relief under any Bankruptcy Law, then and in any such event, any payment or distribution of any kind or character whether in cash, property or securities which, but for the subordination provisions of this Note would otherwise be payable or deliverable upon or in respect of the Subordinated Obligations, shall instead be paid over or delivered to the Agent for application on account of the Superior Obligations, and the Registered Holder shall not receive any such payment or distribution or any benefit therefrom. The Agent shall be entitled to hold any amounts so paid over or delivered to the Agent, whether or not any Superior Obligations are then due and payable, until the Superior Obligations have been paid in full, and thereafter all remaining amounts held by the Agent shall be payable by the Agent to the Registered Holder to satisfy all unpaid amounts hereunder (unless otherwise directed by a court of competent jurisdiction). The Company shall give the Registered Holder prompt notice of all such actions taken by the Agent pursuant to this paragraph and (unless the Agent is otherwise directed by a court of competent jurisdiction) shall cause the Agent to make the payment to the Registered Holder referred to in the immediately preceding sentence.

            (c) The Registered Holder hereby irrevocably authorizes and empowers (without imposing any obligation on) the Agent, under the circumstances set forth in clause (ii) of paragraph (b) of this Section 9, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or non-statutory proceeding, to vote the full amount of the Subordinated Obligations in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote the Subordinated Obligations at creditor's meetings for the election of trustees, acceptances of plans and otherwise), in the name of the Agent or in the name of the Registered Holder or otherwise as the Agent may deem necessary or advisable for the enforcement of the subordination provisions of this Note. The Registered Holder hereby agrees, under the circumstances set forth in clause
(ii) of paragraph (b) of this Section 9, duly and promptly to take such action as may be reasonably requested at any time and from time to time by the Agent to collect the Subordinated Obligations for the account of the Senior Creditors and to file appropriate proofs of claim in respect thereof, to refrain from taking any action inconsistent with any action taken or proposed to be taken by the Agent pursuant to the preceding sentence, and to execute and deliver such powers of attorney, assignments or other instruments as may be reasonably requested by the Agent in order to enable it to enforce any and all claims upon or in respect of the Subordinated Obligations and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations. Notwithstanding the foregoing, in the event of any bankruptcy proceeding under any Bankruptcy Law in which the Company is the debtor, the rights of the Agent set forth herein to take action on the Registered Holder's behalf or to prevent the Registered Holder from taking action on its own behalf in such proceedings shall lapse if (I) a plan of reorganization has not been filed within eighteen (18) months of the commencement of such case or (II) a plan of reorganization has not been confirmed within twenty-four (24) months of the commencement of such case. In addition, the rights of the Agent set forth herein to take action on the Registered Holder's behalf or to prevent the Registered Holder from taking action on its own behalf shall only be applicable if at such time the Registered Holder is prevented from receiving a payment in connection with a Subordinated Obligation as a result of a Credit Agreement Default.

            (d) Should any payment or distribution or security, or the proceeds of any thereof, be collected or received by the Registered Holder in respect of Subordinated Obligations (as a result of the application or enforcement of the subordination provisions contained in the Debentures (as hereinafter defined) or otherwise), and such collection or receipt is not expressly permitted hereunder prior to the payment in full of the Superior Obligations (including, without limitation, circumstances where, following payment to the Registered Holder of a payment hereunder, it is thereafter determined that the Company received notice of a Credit Agreement Default prior to the time when such payment was made), the Registered Holder will, forthwith (or as soon thereafter as the Registered Holder shall have notice that such payment should not have been collected or received by the Registered Holder) deliver the same to the Agent, to the extent practicable in precisely the form received (except for the endorsement or the assignment of the holder thereof where necessary) and, until so delivered, the same shall be held in trust by the Registered Holder as the property of the Senior Creditors. The Agent shall be entitled to hold any such payment or distribution or security, or the proceeds of any thereof, so delivered to the Agent, whether or not any Superior Obligations are then due and payable, until the Superior Obligations have been paid in full.

            (e) The Registered Holder shall not exercise any right that it may have to be subrogated to the rights of the Senior Creditors to receive payments or distributions of assets of the Company made on the Superior Obligations or to otherwise seek reimbursement, indemnity or contribution or payment of any kind from the Company in respect of amounts paid to the Senior Creditors in lieu of the Registered Holder by operation of this Note, until the Superior Obligations have been paid in full.

            (f) The Registered Holder hereby waives any and all notices of renewal, extension or accrual of any of the Superior Obligations, present or future, and agrees and consents, subject to the limitation in Section 9(a) of this Note, that without notice to or assent by the Registered Holder:

                  (i) the obligations and liabilities of the Borrower under the Credit Agreement or the Company or any other party or parties for or upon the Superior Obligations (and/or any promissory note(s), security document or guaranty evidencing or security the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released; provided that the Company agrees to give the Registered Holder notice of any such modification, supplement or amendment; provided further that the failure to provide such notice shall not affect the validity or enforceability of any provision of this
Section 9;

                  (ii) the Senior Creditors may exercise or refrain from exercising any right, remedy or power granted by the Guarantee or the Credit Agreement or any other document creating, evidencing or otherwise related to the Obligations or the Superior Obligations or at law, in equity, or otherwise, with respect to the Obligations or the Superior Obligations or any collateral security or Lien (legal or equitable) held, given or intended to be given therefor (including, without limitation, the right to perfect any lien or security interest created in connection therewith);

                  (iii) any and all collateral security and/or Liens (legal or equitable) at any time, present or future, held, given or intended to be given for the Obligations or the Superior Obligations, and any rights or remedies of the Senior Creditors in respect thereof may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, waived or extended by the Senior Creditors; and

                  (iv) any balance or balances of funds with the Senior Creditors at any time standing to the credit of the Company or the Registered Holder of any of the Superior Obligations may, from time to time, in whole or in part, be surrendered or released;

all as the Senior Creditors may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination to the Superior of Obligations provided for herein.

            (g) The Registered Holder agrees that it will not assign, transfer, sell or otherwise dispose of its right, title or interest in the Note to any other person or entity without the prior written consent of the Senior Creditors, which consent shall not be unreasonably withheld.

            (h) The subordination provisions contained herein are for the benefit of the Senior Creditors and their respective successors and assigns as holders from time to time of Senior Obligations, and may not be rescinded or canceled or modified in any way, nor may any provision of this Note be changed, without the prior written consent thereto of the Senior Creditors.

            10. Defaults and Remedies.

            (a) An "Event of Default" shall be deemed to have occurred if:

                  (i) the Company defaults in the payment of the principal of or interest on this Note when the same becomes due and payable, whether at maturity, upon prepayment or otherwise, and such default continues for a period of 5 days;

                  (ii) the Company defaults in the performance or observance of any of its material covenants or agreements contained in this Note or a material breach of any representations or warranties of the Company shall exist, and such default or breach shall have continued for 30 days after notice of default or breach to the Company from the Registered Holder, provided that such notice and 30 day grace period shall not apply if any such breach or default is not capable of being cured, and shall further not apply in the case of a breach of Section 8(a);

                  (iii) any acceleration of Indebtedness occurs by the Company or any Subsidiary under any agreement, mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness in excess of $500,000;

                  (iv) a final judgment for the payment of money (other than with respect to the Notes) is entered by a court of competent jurisdiction against the Company or any Subsidiary which remains undischarged for a period (during which such judgment remains undischarged, unvacated, unbounded or unstayed) of 60 days, provided that such judgment (individually or together with all other such judgments) exceeds $500,000;

                  (v) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law of it or for all or substantially all of its property, (4) makes a general assignment for the benefit of its creditors or (5) generally is unable to pay its debts as the same become due; or

                  (vi) a court of competent jurisdiction enters an order or
            decree under any Bankruptcy Law that (1) is for relief against the Company or any Subsidiary in an involuntary case, (2) appoints a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law of the Company or any Subsidiary or for all or substantially all of its property, or (3) orders the liquidation of the Company or any Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

            (b) If an Event of Default (other than an Event of Default specified in clauses (v) and (vi) of subsection (a)) occurs and is continuing, the Registered Holder may declare the principal of and any accrued interest on this Note to be due and payable. Upon such declaration, the principal amount of and interest on this Note shall be due and payable in cash in full immediately. If an Event of Default specified in clause (v) or
(vi) of subsection (a) occurs, the principal of and interest on this Note shall forthwith become and be immediately due and payable without any declaration or other act on the part of the Registered Holder or the Company.

            (c) Subject to Section 9, if an Event of Default occurs and is continuing, the Registered Holder may pursue any available remedy to collect the principal of and interest on this Note or to enforce the performance of any provision of this Note.

            (d) The Registered Holder may waive an existing default or Event of Default and its consequences; provided that such waiver, in any one or more instances, shall not be deemed to be or construed as a waiver of a default or an Event of Default on any future occasion.

            (e) Subject to Section 9, the Registered Holder may direct the time, method and place of conducting any proceeding for any remedy then available.

            (f) Subject to Section 9, in case of an Event of Default, the Company will reimburse the Registered Holder for all costs of collection (including reasonable attorney's fees).

            11. Definitions. The following terms have the respective meanings set forth below:

            "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) 5% or more of any class of equity securities of that Person or any of its Affiliates or (ii) 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

            "Bankruptcy Law" means Title 11 of the United States Code and any similar federal or state law for the relief of debtors, readjustment of indebtedness, reorganization, composition or extension.

            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Connecticut are authorized or obligated to close.

            "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, assets and properties or prospects of the Company.

            "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

            "Debentures" means the Amended and Restated Debentures of the Company due June 30, 1997 having an aggregate principal amount of $4,950,480, as the same may be amended, modified or supplemented from time to time.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

            "Indebtedness" of any Person means and includes, without duplication, as of any date as of which the amount thereof is to be determined,
(a) all obligations of such Person to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid) or for the deferred purchase price of property or services, (b) all leases in respect of which such Person is liable as lessee or as the guarantor of the lessee, (c) all monetary obligations which are secured by any perfected Lien or security interest existing on property owned by such Person whether or not the obligations secured thereby have been incurred or assumed by such Person, (d) all sale and leaseback arrangements, conditional sales contracts and similar title retention debt instruments under which such Person is obligated to make payments, and (e) all guarantees, all contingent reimbursement obligations under undrawn letters of credit and all other contingent obligations in respect of Indebtedness of any other Person.

            "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

            "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or governmental or regulatory authority.

            "Sale", with respect to any Person, means the sale of such Person (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or series of related transactions to a Person or Persons not an Affiliate of the Registered Holder pursuant to which such Person or Persons (together with its Affiliates) acquires (i) securities representing at least a majority of the voting power of all securities of such Person, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (ii) all or substantially all of such Person's assets on a consolidated basis.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Subsidiary" means any Person in which the Company directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

            "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, sales, use, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

            "Tax Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

            12. Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, without expense to the Registered Holder, for a Note or Notes, dated as of the date to which interest has been paid on the unpaid principal amount of the Note or Notes so exchanged, or, if no interest has been paid thereon, then dated as of the date of the Note or Notes so exchanged, each in the principal amount $1,000 or any multiple thereof, for the same aggregate unpaid principal amount as the Note or Notes so surrendered for exchange and each payable to such Person or Persons, or order, as may be designated by such Registered Holder; provided, however, that upon any such exchange there shall be filed with the Company the name and address for all purposes hereof of the payee of each Note delivered in the exchange for this Note and such exchanged Note shall in all other respects be in the same form and have the same terms as this Note.

            13. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or, in the case of any such mutilation upon surrender of this Note, the Company shall (at its expense) execute and deliver in lieu of such Note, a Note of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Note and dated as of the date to which interest has been paid on the unpaid principal amount of the Note so lost, stolen, destroyed or mutilated, or, if no interest has been paid thereon, then dated as of the date of the Note so lost, stolen, destroyed or mutilated.

            14. Place of Payment. Payments of principal and cash interest and other amounts payable hereunder are to be delivered at the following address:

            Triton Group Ltd.
            550 West C Street
            Suite 1880
            San Diego, CA  92101

or to such other address or to the attention of such other Person as specified by prior written notice to the Company.

            15. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

            If to the Registered Holder, to:

            Triton Group Ltd.
            550 West C Street
            Suite 1880
            San Diego, CA  92101
            Facsimile No.:  (619) 231-9170
            Attn:  Michael Earley

            with a copy to:

            Morgan, Lewis & Bockius LLP
            101 Park Avenue
            New York, NY  10178
            Facsimile No.:  (212) 309-6273
            Attn:  David P. Blea, Esq.

            If to the Company, to:

            Security Systems Holdings, Inc.
            125 Frontage Road
            Orange, CT  06477
            Facsimile No.:  (203) 799-9636
            Attn:  David Heidecorn

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon the earlier of the third Business Day following mailing or upon receipt and

(iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

            16. Headings; Governing Law. The headings used in this Note are for convenience of reference only and do not define or limit the provisions hereof. This Note shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

            17. Note Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of this Note. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

            18. Waiver. Any term or condition of this Note may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Note, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Note on any future occasion. All remedies, either under this Note or by law or otherwise afforded, will be cumulative and not alternative.

            19. Amendment. This Note may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the Company and the Registered Holder.

            20. Binding Effect. No obligation hereunder may be contractually assigned by the Company or contractually assumed by another Person without the prior written consent of the Registered Holder, and any attempt to do so will be void. This Note may not be assigned by Triton to any Person without the prior written consent of the Company (which consent shall not be unreasonably withheld), and any attempt to do so will be void. Subject to the preceding sentence, this Note is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

            21. Costs.The Company shall reimburse the Registered Holder for all reasonable costs (including reasonable attorneys fees and disbursements) incurred by the Registered Holder in connection with the preparation and enforcement of this note.

                           [signature page to follow]

            IN WITNESS WHEREOF, the Company and the Registered Holder have executed and delivered this Note as of the date first above written.


                                    SECURITY SYSTEMS HOLDINGS, INC.



                                    By:  /s/ David Heidecorn
                                        -----------------------------
                                           Name: David Heidecorn
                                           Title: CFO

Agreed to and Accepted in respect
of the representations, warranties,
agreements and obligations of the
Registered Holder set forth herein
as of the date first above written by:

TRITON GROUP LTD.


By: /s/ Michael M. Earley
   -----------------------------
        Title: President & CEO